   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 1998

                                                 Registration No. 333-__________
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                         CRESTLINE CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)


         MARYLAND                                        53-2039044
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                              10400 FERNWOOD ROAD
                        BETHESDA, MARYLAND  20817-1109
         (Address of Principal Executive Offices, including zip code)

                           ________________________

                         CRESTLINE CAPITAL CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)
                           ________________________

                            TRACY M.J. COLDEN, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         CRESTLINE CAPITAL CORPORATION
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                (301) 380-9000

(Name, address and telephone number, including area code, of agent for service)

                                   Copy to:
                         J. WARREN GORRELL, JR., ESQ.
                           GEORGE P. BARSNESS, ESQ.
                            HOGAN & HARTSON L.L.P.
                         555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C.  20004-1109
                                (202) 637-5600
                           ________________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                      AMOUNT    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
               TITLE OF SECURITIES                    TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                 TO BE REGISTERED                   REGISTERED    PER SHARE (1)         PRICE (1)          FEE (1)
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share                 430,000       $17.88            $7,688,400          $2,138
=====================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of registration fee.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees participating in the Crestline Capital Corporation Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      Crestline Capital Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

     (a) The Registrant's Prospectus dated November 23, 1998 filed pursuant to Rule 424(b) under the Securities Act.

     (b) Current Reports on Form 8-K filed by the Registrant dated December 14, 1998 (filed on December 17, 1998), and dated December 18, 1998 (filed on December 22, 1998).

     (c) The description of the Registrant's common stock, par value $0.01 per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A12B filed on November 20, 1998.

     In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Charter and Bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, the Registrant's Bylaws require it, as a condition to advancing expenses, to obtain
(1) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and (2) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

     The Registrant intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that the Registrant indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The directors and officers of the Company are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors and officers, including with respect to securities law claims.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number      Description
-------     -----------

4.1 Rights Agreement, dated as of December 14, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A, dated December 17, 1998 (No. 1-14635))

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered

23.1        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP

24.1        Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 28th day of December, 1998.


                                    CRESTLINE CAPITAL CORPORATION


                                    By:  /s/ JAMES L. FRANCIS
                                        ---------------------------
                                         James L. Francis
                                         Executive Vice President, Chief
                                         Financial Officer and Treasurer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Wardinski and James L. Francis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or heir substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                                DATE

/s/ BRUCE D. WARDINSKI
----------------------
Bruce D. Wardinski              Chairman of the Board, President  December 28, 1998
                                and Chief Executive Officer
                                (Principal Executive Officer)


/s/ JAMES L. FRANCIS
--------------------
James L. Francis                Executive Vice President, Chief
                                Financial Officer and Treasurer   December 28, 1998
                                (Principal Financial and
                                Accounting Officer)


SIGNATURE                       TITLE                                 DATE


/s/ LARRY K. HARVEY
-------------------
Larry K. Harvey                 Senior Vice President and         December 28, 1998
                                Corporate Controller
                                (Principal Accounting Officer)

/s/ CHRISTOPHER J. NASSETTA
---------------------------
Christopher J. Nassetta         Director                          December 28, 1998


                                 EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION                                                                        PAGE
------  -----------                                                                       -----

4.1 Rights Agreement, dated as of December 14, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A, dated December 17, 1998 (No. 1-14635))

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered

23.1    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2    Consent of Arthur Andersen LLP

24.1    Power of Attorney (included on signature page)
